Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Edgewater Bancorp, Inc. on Form S-8 of our report dated September 10, 2013, on our audits of the consolidated financial statements and financial statement schedules of Edgewater Bank as of December 31, 2012 and 2011, and for the years ended December 31, 2012 and 2011, included in the Registration Statement on Form S-1 (File No. 333-191125).

BKD, LLP

Fort Wayne, Indiana
February 18, 2014